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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 Showpower, Inc.
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             (Exact name of registrant as specified in its charter)


               Delaware                               95-4678707
      -----------------------                     -------------------
      (State of incorporation                      (I.R.S. Employer
          or organization)                        Identification No.)

              285 West Central Parkway
            Rancho Dominguez, California                    90221
      ----------------------------------------           ----------
      (Address of principal executive offices)           (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                Name of each exchange on which
       to be so registered                each class is to be registered
       -------------------                ------------------------------
       Common Stock, par value            American Stock Exchange
       $.01 per share

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-50595 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                ----------------
                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

                  For information concerning the Common Stock, $.01 par value per share (the "Common Stock"), as required by Item 202 of Regulation S-K see "Description of Capital Stock" set forth on pages 37-39 of Amendment No. 1 to Registration Statement on Form SB-2 (No. 333-50595), as filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), which information is incorporated herein by reference.

Item 2.       Exhibits.
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              None.










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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: June 8, 1998

                                  SHOWPOWER, INC.



                                  By:  /s/ John J. Campion
                                       -----------------------------------
                                       John J. Campion, Chief Executive Officer











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